EXHIBIT 99.1

Tech Data Corporation Reports Fourth Quarter and Fiscal Year 2016 Results

Reports Record Q4 and Annual Non-GAAP Earnings Per Share

CLEARWATER, Fla., March 03, 2016 (GLOBE NEWSWIRE) -- Tech Data Corporation (NASDAQ:TECD) (the “Company”) today announced its financial results for the fourth quarter ended January 31, 2016.

	Three months ended January 31,		Twelve months ended January 31,
($ in millions, except per share amounts)	2016	2015	2016	2015
Net Sales	$7,483.6	$7,339.5	$26,379.8	$27,670.6

Operating income (GAAP)	$145.2	$101.7	$401.4	$267.6
Operating margin (GAAP)	1.94%	1.39%	1.52%	0.97%

Operating income (Non-GAAP)	$116.8	$111.7	$319.1	$308.0
Operating margin (Non-GAAP)	1.56%	1.52%	1.21%	1.11%

Net income (GAAP)	$96.1	$80.7	$265.7	$175.2
Net income (Non-GAAP)	$80.9	$74.9	$208.2	$190.8

EPS - diluted (GAAP)	$2.72	$2.11	$7.36	$4.57
EPS - diluted (Non-GAAP)	$2.29	$1.96	$5.77	$4.97

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com/investor.

Financial Highlights for the Fourth Quarter Ended January 31, 2016:

  Net sales were $7.5 billion, an increase of 2 percent compared to the prior-year quarter. On a constant currency basis, and excluding from the prior period net sales generated in Chile, Peru and Uruguay (“exited operations”) due to the Company’s previously announced exit from those countries, net sales increased 11 percent.
    The Americas: Net sales were $2.7 billion (36 percent of worldwide net sales), an increase of 5 percent compared to the prior-year quarter. On a constant currency basis, and excluding from the prior period net sales generated in the exited operations, net sales grew approximately 11 percent.
    Europe: Net sales were $4.8 billion (64 percent of worldwide net sales), essentially flat compared to the prior-year quarter. On a constant currency basis, net sales grew approximately 11 percent.
  Gross profit was $354.6 million, or 4.74 percent of net sales, compared to $372.3 million, or 5.07 percent of net sales in the prior-year quarter. On a constant currency basis, gross profit improved approximately $10.4 million, or 3 percent.
  Non-GAAP SG&A was $237.8 million, or 3.18 percent of net sales, compared to $260.5 million, or 3.55 percent of net sales in the prior-year quarter. On a constant currency basis, non-GAAP SG&A declined approximately $4.9 million, or 2 percent.
  Non-GAAP operating income was $116.8 million, or 1.56 percent of net sales, compared to $111.7 million, or 1.52 percent of net sales in the prior-year quarter. On a constant currency basis, non-GAAP operating income increased approximately $15.4 million, or 14 percent.
    The Americas: Non-GAAP operating income was $38.8 million, or 1.44 percent of net sales, compared to $39.3 million, or 1.53 percent of net sales in the prior-year quarter. On a constant currency basis, non-GAAP operating income increased approximately $0.6 million, or 1 percent over the prior-year quarter.
    Europe: Non-GAAP operating income was $81.5 million, or 1.70 percent of net sales, compared to $76.4 million, or 1.60 percent of net sales in the prior-year quarter. On a constant currency basis, non-GAAP operating income increased approximately $14.3 million, or 19 percent over the prior-year quarter.
    Stock-based compensation expense was $3.5 million, compared to $4.0 million in the prior-year quarter. These expenses are excluded from the regional non-GAAP operating results and presented as a separate line item in the company’s segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Non-GAAP net income was $80.9 million, or $2.29 per diluted share, compared to $74.9 million or $1.96 per diluted share in the prior-year quarter. On a constant currency basis, non-GAAP net income improved approximately $13.6 million (approximately 18 percent), or $0.55 per diluted share (approximately 28 percent).
  Net cash used by operations during the fourth quarter was $32 million.

Financial Highlights for the Fiscal Year Ended January 31, 2016:

  Net sales were $26.4 billion, a decrease of approximately 5 percent compared to the prior year. On a constant currency basis, and excluding from the prior period net sales generated in the exited operations, consolidated net sales increased approximately 7 percent.
    The Americas: Net sales were $10.4 billion (39 percent of worldwide net sales), essentially flat compared to the prior-year. On a constant currency basis, and excluding from the prior year net sales generated in the exited operations, net sales grew approximately 4 percent.
    Europe: Net sales were $16.0 billion (61 percent of worldwide net sales), a decrease of 7 percent from the prior year. On a constant currency basis, net sales grew approximately 8 percent.
  Gross profit was $1.3 billion, or 4.88 percent of net sales, compared to $1.4 billion, or 5.04 percent of net sales in the prior year. On a constant currency basis, gross profit improved approximately $35.8 million, or 3 percent year-over-year.
  Non-GAAP SG&A was $967.6 million, or 3.67 percent of net sales, compared to $1.1 billion, or 3.92 percent of net sales in the prior year. On a constant currency basis, non-GAAP SG&A declined approximately $13.7 million, or 1 percent year-over-year.
  Non-GAAP operating income was $319.1 million, or 1.21 percent of net sales, compared to $308.0 million, or 1.11 percent of net sales in the prior year. On a constant currency basis, non-GAAP operating income increased approximately $49.5 million, or 16 percent year-over-year.
    The Americas: Non-GAAP operating income was $139.8 million, or 1.35 percent of net sales, compared to $146.0 million, or 1.40 percent of net sales in the prior year. On a constant currency basis, non-GAAP operating income decreased approximately $3.5 million, or 2 percent year-over-year.
    Europe: Non-GAAP operating income was $194.1 million, or 1.21 percent of net sales, compared to $175.6 million, or 1.02 percent of net sales in the prior year. On a constant currency basis, non-GAAP operating income grew approximately $54.2 million, or 31 percent year-over-year.
    Stock-based compensation expense was $14.9 million, compared to $13.7 million in the prior year. These expenses are excluded from the regional non-GAAP operating results and presented as a separate line item in the company’s segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Non-GAAP net income was $208.2 million, or $5.77 per diluted share, compared to $190.8 million or $4.97 per diluted share in the prior year. On a constant currency basis, non-GAAP net income improved approximately $44.0 million (approximately 23 percent), or $1.53 per diluted share (approximately 31 percent).
  For fiscal year 2016, net cash provided by operations was $189 million.
  Return on invested capital on a non-GAAP basis for the trailing twelve months was 13 percent compared to 11 percent in the prior year.

“Our fourth-quarter results marked a strong finish to an excellent fiscal year for Tech Data. Building upon the positive momentum of the first nine months, our teams in both regions executed well in Q4, delivering higher-than-expected sales and record fourth-quarter non-GAAP earnings per share,” said Robert M. Dutkowsky, chief executive officer. “At the beginning of the fiscal year, we set out to optimize our operations and leverage our infrastructure by aligning our resources with more strategic, higher-growth areas. This focus enabled us to achieve all of our aspirational financial objectives in fiscal 2016. We gained share in selected markets, improved non-GAAP operating and net income, and grew non-GAAP earnings per share by 16 percent to the highest level in our company’s history, despite experiencing significant foreign currency headwinds throughout the year.”

“Additionally, we delivered a return on invested capital of 13 percent in fiscal 2016—a year-over-year improvement of 200 basis points,” continued Dutkowsky. “We also generated $189 million of operating cash flow and returned $147 million to shareholders through share repurchases, bringing our cumulative share repurchases to $1.3 billion, or nearly 46% of total shares issued. Tech Data’s strong fiscal 2016 performance validates our strategy and firmly positions us to leverage new opportunities in the evolving IT marketplace on behalf of our customers, vendor partners, shareholders, and employees.”

Business Outlook

  For the quarter ending April 30, 2016, the Company anticipates worldwide net sales to be in the range of $5.85 billion to $6.05 billion. This guidance assumes year-over-year constant currency net sales growth of low-to-mid-single digits in both regions, and an average U.S. dollar to euro exchange rate of $1.08 to €1.00.

  For the quarter ending April 30, 2016, the Company anticipates non-GAAP earnings per diluted share to be in the range of $0.90 to $0.98.

  This guidance assumes weighted average diluted shares outstanding of 35.4 million and a non-GAAP effective tax rate to be in the range of 30 percent to 32 percent.

Webcast Details

Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the fourth quarter ended January 31, 2016. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company’s operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as “constant currency”) and the impact of the exit of certain country operations. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, value-added tax assessment matters, a loss on disposal of subsidiaries, and restatement and remediation-related expenses. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company’s Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's business outlook. These statements are subject to risks and uncertainties, including the risks identified in the Company’s most recent Annual Report on Form 10-K filed March 26, 2015. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this press release. The Company does not undertake to update or revise these statements to reflect subsequent developments.

About Tech Data

Tech Data Corporation is one of the world’s largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 105,000 resellers to efficiently and cost effectively support the diverse technology needs of end users in more than 100 countries. Tech Data generated $26.4 billion in net sales for the fiscal year ended January 31, 2016. It is ranked No. 107 on the Fortune 500® and one of Fortune’s “World’s Most Admired Companies.”  To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2016	2015	2016	2015

Net sales	$7,483,621	$7,339,491	$26,379,783	$27,670,632
Cost of products sold	7,128,972	6,967,222	25,093,122	26,276,678
Gross profit	354,649	372,269	1,286,661	1,393,954
Operating expenses:
Selling, general and administrative expenses	244,026	266,890	990,934	1,114,234
LCD settlements, net	(35,346)	-	(98,433)	(5,059)
Value-added tax assessments	767	-	(8,796)	(6,229)
Restatement and remediation related expenses	-	2,365	829	22,043
Loss on disposal of subsidiaries	-	1,330	699	1,330
	209,447	270,585	885,233	1,126,319
Operating income	145,202	101,684	401,428	267,635
Interest expense	6,467	5,909	14,488	26,548
Other expense, net	3,412	1,061	4,522	1,903
Income before income taxes	135,323	94,714	382,418	239,184
Provision for income taxes	39,176	14,037	116,682	64,012
Net income	$96,147	$80,677	$265,736	$175,172

Net income per share:
Basic	$2.74	$2.12	$7.40	$4.59
Diluted	$2.72	$2.11	$7.36	$4.57
Weighted average common shares outstanding:
Basic	35,078	38,054	35,898	38,172
Diluted	35,305	38,282	36,097	38,354

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	January 31,	January 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$531,169	$542,995
Accounts receivable, less allowances of $45,875 and $50,143	2,995,114	2,811,963
Inventories	2,117,384	1,959,627
Prepaid expenses and other assets	178,394	161,832
Assets held for sale	-	101,706
Total current assets	5,822,061	5,578,123
Property and equipment, net	66,028	63,104
Other assets, net	470,199	495,498
Total assets	$6,358,288	$6,136,725

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,427,580	$3,119,618
Accrued expenses and other liabilities	487,003	538,758
Revolving credit loans and current maturities of long-term debt, net	18,063	13,303
Liabilities held for sale	-	71,447
Total current liabilities	3,932,646	3,743,126
Long-term debt, less current maturities	348,608	351,576
Other long-term liabilities	71,279	81,880
Total liabilities	$4,352,533	$4,176,582
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at January 31, 2016 and January 31, 2015	$89	$89
Additional paid-in capital	682,227	679,973
Treasury stock, at cost (24,163,402 and 21,866,069 shares at January 31, 2016 and January 31, 2015)	(1,077,434)	(939,143)
Retained earnings	2,434,198	2,168,462
Accumulated other comprehensive (loss) income	(33,325)	50,762
Total shareholders' equity	2,005,755	1,960,143
Total liabilities and shareholders' equity	$6,358,288	$6,136,725

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Q4 FY16 - Three months ended January 31, 2016
	Americas⁽ˆ⁾	Europe⁽ˆ⁾	Stock Compensation Expense	Consolidated
Net Sales	$2,699,276	$4,784,345		$7,483,621
GAAP operating income⁽ˆ⁾	$73,609	$75,084	$(3,491)	$145,202
LCD settlements, net	(35,346)	-		(35,346)
Value added tax assessments	-	767		767
Acquisition-related amortization of intangibles	582	5,602		6,184
Total non-GAAP operating income adjustments	$(34,764)	$6,369		$(28,395)
Non-GAAP operating income	$38,845	$81,453	$(3,491)	$116,807
GAAP operating margin	2.73%	1.57%		1.94%
Non-GAAP operating margin	1.44%	1.70%		1.56%

	Q4 FY15 - Three months ended January 31, 2015
	Americas⁽ˆ⁾	Europe⁽ˆ⁾	Stock Compensation Expense	Consolidated
Net Sales	$2,563,662	$4,775,829		$7,339,491
GAAP operating income⁽ˆ⁾	$37,776	$67,878	$(3,970)	$101,684
Restatement and remediation-related expenses	36	2,329		2,365
Loss on disposal of subsidiaries	1,330	-		1,330
Value added tax assessment				-
Acquisition-related amortization of intangibles	170	6,184		6,354
Total non-GAAP operating income adjustments	$1,536	$8,513		$10,049
Non-GAAP operating income	$39,312	$76,391	$(3,970)	$111,733
GAAP operating margin	1.47%	1.42%		1.39%
Non-GAAP operating margin	1.53%	1.60%		1.52%

⁽ˆ⁾ GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

	Twelve months ended January 31, 2016
	Americas⁽ˆ⁾	Europe⁽ˆ⁾	Stock Compensation Expense	Consolidated
Net Sales	$10,356,716	$16,023,067		$26,379,783
GAAP operating income⁽ˆ⁾	$235,577	$180,741	$(14,890)	$401,428
LCD settlements, net	(98,433)	-		(98,433)
Value added tax assessments	-	(8,796)		(8,796)
Restatement and remediation-related expenses	218	611		829
Loss on disposal of subsidiaries	699	-		699
Acquisition-related amortization of intangibles	1,780	21,562		23,342
Total non-GAAP operating income adjustments	$(95,736)	$13,377		$(82,359)
Non-GAAP operating income	$139,841	$194,118	$(14,890)	$319,069
GAAP operating margin	2.27%	1.13%		1.52%
Non-GAAP operating margin	1.35%	1.21%		1.21%

⁽ˆ⁾ GAAP operating income does not include stock compensation expense at the regional level.

	Twelve months ended January 31, 2015
	Americas⁽ˆ⁾	Europe⁽ˆ⁾	Stock Compensation Expense	Consolidated
Net Sales	$10,406,209	$17,264,423		$27,670,632
GAAP operating income⁽ˆ⁾	$145,107	$136,196	$(13,668)	$267,635
LCD settlements, net	(5,059)	-		(5,059)
Value added tax assessments	-	(6,229)		(6,229)
Restatement and remediation-related expenses	3,973	18,070		22,043
Loss on disposal of subsidiaries	1,330	-		1,330
Acquisition-related amortization of intangibles	680	27,585		28,265
Total non-GAAP operating income adjustments	$924	$39,426		$40,350
Non-GAAP operating income	$146,031	$175,622	$(13,668)	$307,985
GAAP operating margin	1.39%	0.79%		0.97%
Non-GAAP operating margin	1.40%	1.02%		1.11%

⁽ˆ⁾ GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

Selling, general and administrative expenses ("SG&A")	Three months ended January 31,
	2016	2015
Net Sales	$7,483,621	$7,339,491
GAAP SG&A	244,026	266,890
Acquisition-related amortization of intangibles	(6,184)	(6,354)
Non-GAAP SG&A	$237,842	$260,536

GAAP SG&A percentage of net sales	3.26%	3.64%
Non- GAAP SG&A percentage of net sales	3.18%	3.55%

	Twelve months ended January 31,
Selling, general and administrative expenses ("SG&A")	2016	2015
Net Sales	$26,379,783	$27,670,632
GAAP SG&A	$990,934	$1,114,234
Acquisition-related amortization of intangibles	(23,342)	(28,265)
Non-GAAP SG&A	$967,592	$1,085,969

GAAP SG&A percentage of net sales	3.76%	4.03%
Non- GAAP SG&A percentage of net sales	3.67%	3.92%

	Three months ended January 31,
	2016			2015
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$145,202	$96,147	$2.72	$101,684	$80,677	$2.11
LCD settlements, net	(35,346)	(22,091)	(0.63)	-	-	-
Value added tax assessments	767	2,313	0.07	-	-	-
Restatement and remediation-related expenses	-	-	-	2,365	1,845	0.05
Loss on disposal of subsidiaries	-	-	-	1,330	1,330	0.03
Reversal of deferred tax valuation allowances and income taxes on undistributed earnings of assets held for sale ⁽ˆ⁾	-	-	-	-	(13,601)	(0.35)
Acquisition-related amortization of intangibles	6,184	4,534	0.13	6,354	4,667	0.12
Non-GAAP results	$116,807	$80,903	$2.29	$111,733	$74,918	$1.96

⁽ˆ⁾ During the fourth quarter of fiscal 2015, the company recorded income tax benefits of $19.2 million primarily related to the reversal of deferred tax valuation allowances in certain jurisdictions in Europe, partially offset by income tax expenses of $5.6 million related to undistributed earnings of assets held for sale in certain Latin American jurisdictions.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

	Twelve months ended January 31,
	2016			2015
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$401,428	$265,736	$7.36	$267,635	$175,172	$4.57
LCD settlements, net	(98,433)	(63,216)	(1.75)	(5,059)	(3,162)	(0.08)
Value added tax assessments	(8,796)	(12,698)	(0.35)	(6,229)	(6,229)	(0.16)
Restatement and remediation-related expenses	829	610	0.02	22,043	16,517	0.43
Loss on disposal of subsidiaries	699	573	0.02	1,330	1,330	0.03
Reversal of deferred tax valuation allowances and income taxes on undistributed earnings of assets held for sale ⁽ˆ⁾	-	-	-	-	(13,601)	(0.36)
Acquisition-related amortization of intangibles	23,342	17,166	0.47	28,265	20,731	0.54
Non-GAAP results	$319,069	$208,171	$5.77	$307,985	$190,758	$4.97

⁽ˆ⁾ During the fourth quarter of fiscal 2015, the company recorded income tax benefits of $19.2 million primarily related to the reversal of deferred tax valuation allowances in certain jurisdictions in Europe, partially offset by income tax expenses of $5.6 million related to undistributed earnings of assets held for sale in certain Latin American jurisdictions.

Return on Invested Capital (ROIC)
(In thousands)

Twelve months ended
January 31, 2016
TTM Non-GAAP Net Operating Profit After Tax (NOPAT)*:
Non-GAAP Operating Income	$319,069
Non-GAAP effective tax rate	28.5%
Non-GAAP NOPAT (Non-GAAP operating income x (1 - non-GAAP effective tax rate))	$228,201

Average Invested Capital:
Short-term debt (5-qtr average)	$16,539
Long-term debt (5-qtr average)	350,394
Non-GAAP Shareholders' Equity (5-qtr average)	1,943,683
Total average capital	2,310,616
Less: Cash (5-qtr average)	(597,715)
Average invested capital less average cash	$1,712,901
ROIC	13%

* Trailing Twelve Months is abbreviated as TTM.

Contacts:

Charles V. Dannewitz, Executive Vice President and Chief Financial Officer
727-532-8028 (chuck.dannewitz@techdata.com); or

Arleen Quinones, Vice President, Investor Relations and Corporate Communications
727-532-8866 (arleen.quinones@techdata.com)